UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2017

     WESTPORT FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York	000-24111	13-3939393
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events
After reviewing the current asset levels of the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), has determined that it would be in the best interest of the Registrant to be consolidated into Managed Futures Premier Graham L.P. (“Premier Graham”), another commodity pool operated by the General Partner.  The General Partner believes that consolidating these similarly situated funds will provide economies of scale for the Registrant, resulting in greater operational efficiency and fixed cost savings for investors.  The General Partner intends to consolidate the Registrant with Premier Graham following the close of business on December 31, 2017 by investing all or substantially all of the Registrant’s assets with Premier Graham.
The General Partner intends to instruct the advisor to the Registrant to liquidate the Registrant’s investment positions on or before December 31, 2017.  The General Partner intends to contribute the cash proceeds of such liquidation, along with all of the Registrant’s remaining cash (other than the portion needed for the Registrant’s final expenses), to Premier Graham in exchange for units of limited partnership interest (“Premier Graham Units”).  Following the close of business on December 31, 2017, the General Partner will effect a pro rata in-kind distribution of the Premier Graham Units to all of the Registrant’s limited partners (“Limited Partners”) as of that date, resulting in all Limited Partners receiving a direct ownership in Premier Graham.  Following the distribution, each Limited Partner will own Premier Graham Units equal in value to the Limited Partner’s interest in the Registrant as of the close of business on December 31, 2017.  Also following the distribution, all units of limited partnership in the Registrant will have a net asset value of zero.  The Registrant will then be dissolved and terminated in accordance with the terms of the Registrant’s limited partnership agreement, as amended.
The investment objectives for Premier Graham and the Registrant are considerably similar in that both seek to achieve capital appreciation and provide investors with the opportunity to diversify by engaging in speculative trading of commodity interests and futures interests.  Premier Graham has substantially the same (or more permissive) redemption and exchange terms as the Registrant.  The General Partner anticipates that the aggregate fees and expenses associated with an investment in Premier Graham will be less than those associated with the Registrant.
A notice describing the consolidation plan was sent to the Limited Partners on December 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Westport Futures Fund L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  December 13, 2017